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                                                                 EXHIBIT 23(a)
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated June 29, 1999, included in this Form 10-K, into The Alpine Group, Inc.'s previously filed Registration Statements on Forms S-8 (File Nos. 333-16703, 2-70015, 333-60071, 33-81996 and 33-62544)
and on Forms S-3 (File Nos. 333-60073, 333-00301, 33-63819, 33-81996,
33-30246 and 33-53434).

Arthur Andersen LLP

Atlanta, Georgia
July 27, 1999